Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Statements

On October 14, 2014, PowerSecure International, Inc. (“PowerSecure” or the “Company”), through its wholly-owned subsidiary PowerSecure, Inc., acquired the data center energy services business (which we refer to as the “Mission Critical” business) and certain related assets of Power Design, Inc (“PDI”), pursuant to an Asset Purchase and Sale Agreement (the “Purchase Agreement”). The purchase price paid for the Mission Critical business and assets was $13.1 million in cash plus an additional earn-out cash payment in the amount of $1.0 million if PowerSecure obtains firm backlog after the closing in the amount of at least $5.0 million from the Mission Critical business, or in the amount of $2.0 million if the firm backlog amount obtained after closing is at least $15.0 million.

The following unaudited pro forma condensed combined financial statements are presented for informational purposes only and should be read in conjunction with the:

•	Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•	Separate historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2013;

•	Separate historical financial statements of the Company included in its Quarterly Report on Form 10-Q for the three and nine month periods ended September 30, 2014; and

•	Separate historical financial statements of the Mission Critical business for the nine month period ended September 30, 2014 and for the year ended December 31, 2013, which are included in Exhibit 99.2 to this Current Report on Form 8-K/A.

The following unaudited pro forma condensed combined balance sheet presents PowerSecure’s historical financial position combined with the Mission Critical business as if the acquisition had occurred on September 30, 2014. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 are presented as if the acquisition had occurred on January 1, 2013. The historical financial information is adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are directly attributable to the transaction and that are factually supportable, and with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined results.

The pro forma condensed combined financial statements are not necessarily indicative of or intended to represent the results that would have been achieved had the Company completed the acquisition at the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial statements for a number of reasons, including cost saving synergies from operating efficiencies and the effect of incremental costs incurred to integrate the combined operations.

The determination and preliminary allocation of the purchase consideration used in the unaudited pro forma condensed combined financial statements are based on preliminary estimates, which are subject to change during the measurement period (up to one year from the acquisition date) as we finalize the valuations of the net tangible and intangible assets acquired.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2014

(in thousands)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	PowerSecure	Mission Critical
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,860	$—	$(13,070	)(a)	$30,790
Trade receivables, net of allowance	79,342	1,380	(1,166	)(c)	79,556
Inventories	29,871	—	—		29,871
Income taxes receivable	5,784	—	—		5,784
Deferred tax asset, net	5,289	—	—		5,289
Prepaid expenses and other current assets	3,811	—	—		3,811

Total Current Assets	167,957	1,380	(14,236)		155,101

Property, plant, and equipment, net	49,049	—	100	(d)	49,149
Goodwill	30,832	—	9,337	(f)	40,169
Restricted annuity contract	3,137	—	—		3,137
Intangible rights and capitalized software, net	7,847	—	5,400	(e)	13,247
Other assets	1,887	—	—		1,887

TOTAL ASSETS	$260,709	$1,380	$601		$262,690

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$29,500	$677	$(607	)(c)	$29,570
Accrued and other liabilities	39,376	749	1,872	(b)	41,287
			(710	)(c)
Accrued restructuring and cost reduction liabilities	185	—	—		185
Current portion of long-term debt	3,731	—	—		3,731
Current portion of capital lease obligation	973	—	—		973

Total current liabilities	73,765	1,426	555		75,746

Revolving Line of Credit	—	—	—		—
Long-term debt, net of current portion	18,765	—	—		18,765
Capital lease obligation, net of current portion	252	—	—		252
Deferred tax liability, net	8,884	—	—		8,884
Other long-term liabilities	3,816	—	—		3,816

Total long-term liabilities	31,717	—	—		31,717

STOCKHOLDERS’ EQUITY:
Common stock	224	—	—		224
Additional paid-in-capital	160,545	—	—		160,545
Retained deficit	(5,492)	(46)	46	(c)	(5,492)
Accumulated other comprehensive income (loss)	(50)	—	—		(50)

Total stockholders’ equity	155,227	(46)	46		155,227

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$260,709	$1,380	$601		$262,690

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Nine Months ended September 30, 2014

(in thousands, except per share amounts)

	Historical Results		Pro Forma Adjustments		Pro Forma Combined
	PowerSecure	Mission Critical
Revenue	$174,910	$12,094	$(624	)(g)	$186,380
Cost of sales (excluding depreciation and amortization)	131,467	8,944	(624	)(g)	139,787

Gross Profit	43,443	3,150	—		46,593

Operating expenses
General and administrative	40,994	479	(36	)(h)	41,428
			(9	)(l)
Selling, marketing, and service	6,611	—	—		6,611
Depreciation and amortization	6,496	—	674	(i)	7,195
			25	(j)
Restucturing	427	—	—		427

Total operating expenses	54,528	479	654		55,661

Operating income (loss)	(11,085)	2,671	(654)		(9,068)

Other income (expense)
Interest income and other income	14	—	—		14
Interest expense	(921)	—	(9	)(l)	(930)

Income (loss) before income taxes	(11,992)	2,671	(663)		(9,984)
Income tax provision (benefit)	(4,449)	—	745	(k)	(3,704)

Net income (loss)	(7,543)	2,671	(1,408)		(6,280)
Net loss attributable to noncontrolling interest	—	—	—		—

Net income (loss) attributable to common shareholders	$(7,543)	$2,671	$(1,408)		$(6,280)

Earnings per share:
Basic	$(0.34)				$(0.28)

Diluted	$(0.34)				$(0.28)

Weighted average common shares outstanding during the period:
Basic	22,228				22,228

Diluted	22,228				22,228

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year ended December 31, 2013

(in thousands, except per share amounts)

	Historical Results		Pro Forma Adjustments		Pro Forma Combined
	PowerSecure	Mission Critical
Revenue	$270,234	$15,348	$(4,582	)(g)	$281,000
Cost of sales (excluding depreciation and amortization)	198,651	10,975	(4,582	)(g)	205,044

Gross Profit	71,583	4,373	—		75,956

Operating expenses
General and administrative	47,071	634	(15	)(l)	47,690
Selling, marketing, and service	7,381	—	—		7,381
Depreciation and amortization	7,287	—	949	(i)	8,269
			33	(j)
Restucturing charges	1,205	—	—		1,205

Total operating expenses	62,944	634	967		64,545

Operating income (loss)	8,639	3,739	(967)		11,411

Other income (expense)
Interest income and other income	81	—	—		81
Interest expense	(817)	—	(15	)(l)	(832)

Income (loss) before income taxes	7,903	3,739	(982)		10,660
Income tax provision (benefit)	3,672	—	1,281	(k)	4,953

Net income (loss)	4,231	3,739	(2,263)		5,707
Net loss attributable to noncontrolling interest	181	—	—		181

Net income (loss) attributable to common shareholders	$4,412	$3,739	$(2,263)		$5,888

Earnings per share:
Basic	$0.22				$0.30

Diluted	$0.22				$0.29

Weighted average common shares outstanding during the period:
Basic	19,837				19,837

Diluted	20,160				20,160

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

1. Transaction and Basis of Presentation

On October 14, 2014, PowerSecure International, Inc. (“PowerSecure” or the “Company”), through its wholly-owned subsidiary PowerSecure, Inc., acquired the data center energy services business (which we refer to as the “Mission Critical” business) and certain related assets of Power Design, Inc (“PDI”), pursuant to an Asset Purchase and Sale Agreement (the “Purchase Agreement”). The purchase price paid for the acquired business and assets was $13.1 million in cash plus an additional earn-out cash payment in the amount of $1.0 million if PowerSecure obtains firm backlog after the closing in the amount of at least $5.0 million from the acquired business, or in the amount of $2.0 million if the firm backlog amount obtained after closing is at least $15.0 million.

The following unaudited pro forma condensed combined balance sheet presents PowerSecure’s historical financial position combined with the Mission Critical business as if the acquisition had occurred on September 30, 2014. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 are presented as if the acquisition had occurred on January 1, 2013. The historical financial information is adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are directly attributable to the transaction and that are factually supportable, and with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined results. The accompanying pro forma condensed combined financial statements include management’s assumptions and certain adjustments described in greater detail below.

The unaudited pro forma condensed combined financial information does not reflect any cost savings from operating efficiencies or synergies that could result from the acquisition. Additionally, the unaudited pro forma condensed combined financial information does not reflect additional revenue opportunities following the acquisition.

2. Preliminary Purchase Consideration and Related Allocation

The following table sets forth the purchase consideration paid to PDI on October 14, 2014, along with a summary of the preliminary allocation of the assets acquired and liabilities assumed and the related estimated useful lives of the amortizable intangible assets acquired assuming the acquisition had closed on September 30, 2014 (dollar amounts in thousands):

		Estimated Useful Life
Consideration paid to Seller:
Cash	$13,070
Contingent consideration	1,872

Total consideration paid	$14,942

Accounts receivable	$214
Property, plant and equipment, net	100
Accounts payable	(70)
Accrued and other liabilities	(39)
Identifiable intangible assets:
Customer relationships	4,900	6 years
Noncompetition agreements	350	5 years
Technology and know how	100	8 years
Backlog	50	3 months

Total identifiable net assets	5,605
Goodwill	9,337

	$14,942

The preliminary fair value allocation of the purchase consideration is subject to change, based on additional analysis currently being performed. As part of the total consideration paid or payable, the fair value of the contingent consideration was estimated based upon the probability-weighted present values of expected cash payments due to PDI for each possible backlog outcome. As part of the preliminary purchase price allocation, we determined that the separately identifiable intangible assets acquired consisted of customer relationships, noncompetition agreements, technology and know-how and backlog which were valued using the income approach. This approach calculates the fair value by discounting the forecasted after-tax cash flows for each intangible asset back to a present value at an appropriate risk-adjusted rate of return. The data for these analyses was the cash flow estimates used to price the transaction. Fair value estimates and estimated useful lives are based on a complex series of judgments about future events and uncertainties and rely heavily on estimates and assumptions.

The following is a summary of preliminary valuation estimates along with management’s assumptions included in the adjustments reflected in the pro forma condensed combined financial information:

Tangible assets and liabilities: Tangible assets and liabilities acquired were valued at their respective carrying amounts. Management believes that these amounts approximate their current fair values as of the date of acquisition.

Identifiable intangible assets: The fair value of intangible assets is based on management’s preliminary valuation as of the acquisition date. Estimated useful lives are based on the time periods during which the intangibles are expected to result in incremental cash flows. The fair value of the customer relationships has been estimated making use of assumptions regarding the costs that a market participant would incur to develop these relationships. The fair value of the non-compete agreements has been estimated with consideration to the detrimental impact that would arise if these covenants were not in place. The fair value of the technology and know how has been estimated using an income approach, based on cash flow projections and a discount rate reflecting the risks inherent in the income generation of these assets.

At this time, the Company’s estimates of the fair values of intangible assets are still subject to uncertainty, as additional analysis is currently being performed. Upon completion of the fair value assessment, the Company anticipates that the final purchase price allocation may differ from the preliminary assessment shown above. Any changes to the preliminary estimates of the fair value of the assets acquired and liabilities assumed will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

Goodwill: Goodwill represents the excess of the acquisition consideration over the preliminary estimated fair values of nets assets acquired. Goodwill presented in the unaudited combined balance sheet was based on the net assets as if the acquisition had occurred on September 30, 2014. The final allocation to Goodwill is subject to change as a result of any changes in estimated fair value of the assets acquired and liabilities assumed.

3. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the consideration paid or payable to PDI, to adjust Mission Critical’s historical final statements for assets and liabilities that were excluded from the acquisition, and to record the fair value of amounts related to the property, plant and equipment and intangible assets of the Mission Critical business and the impact on the combined statements of income of amortization of those intangible assets during the periods presented. The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

(a)	To record cash consideration paid by the Company to PDI as part of the Acquisition.

(b)	To record estimated contingent consideration payable by the Company to PDI as part of the Acquisition.

(c)	To eliminate the balance of Mission Critical assets, liabilities and retained earnings that were not acquired but were included in the historical balance sheet of the Mission Critical business.

(d)	To record preliminary fair value adjustment to the Mission Critical equipment acquired.

(e)	To record the preliminary fair value of the Mission Critical identifiable intangible assets acquired.

(f)	To record the preliminary goodwill related to the acquisition.

(g)	To eliminate intercompany sales and cost of sales that were included in the historical results of both PowerSecure and Mission Critical. Mission Critical was a customer of PowerSecure during the periods presented.

(h)	To eliminate non-recurring transaction expenses related to the Acquisition incurred by the Company through September 30, 2014.

(i)	To record estimated straight-line amortization expense for identifiable intangible assets as if the acquisition occurred on January 1, 2013.

(j)	To record estimated straight-line depreciation expense on the fair value of the Mission Critical equipment acquired.

(k)	To adjust the income tax provision to the Company’s effective tax rate as if PowerSecure and Mission Critical had been a combined company during the pro forma period.

(l)	To reclassify Mission Critical interest expense from general and administrative expense to conform to the Company’s presentation of interest expense.